                                  JOHN A. RICE
                                 P.O. BOX 20074
                                  Reno, Nevada
                                      89515



CARLETON  VENTURES  CORP.
Suite  306  -  1140  Homer  Street
Vancouver,  British  Columbia
V6B  2X6


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion of my reports dated December 2000, November 2001 and August 2002 entitled "Burner Hills Property Report", Elko County, Nevada with the Amendment No. 2 to the Form SB-2 Registration Statement to be filed by Carleton Ventures Corp. with the United States Securities and Exchange Commission.

Dated  the  5th  day  of  September,  2002.
            ----          ---------

/s/ John  A.  Rice
___________________________
JOHN  A.  RICE
CONSULTING  GEOLOGIST